UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2011

CLAYTON WILLIAMS ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, including area code:  (432) 682-6324

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01—Entry into a Material Definitive Agreement.

Purchase Agreement

On March 11, 2011, the Company and several of its direct and indirect wholly owned subsidiaries (collectively, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with the representatives of the initial purchasers named in the Purchase Agreement (collectively, the “Initial Purchasers”), relating to the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 7.75% senior notes due 2019 (the “Notes”).  The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes may be resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Guarantors also agreed to enter into the Registration Rights Agreement described below.

A copy of the Purchase Agreement is filed as Exhibit 1.1 to this to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Purchase Agreement in this report is only a summary and is qualified in its entirety by the terms of the Purchase Agreement.

Indenture and Notes

On March 16, 2011, the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”) entered into an indenture governing the Notes (the “Indenture”).  The Notes are the Company’s general unsecured obligations, will rank equally in right of payment with the Company’s and the Guarantors’ existing and future senior unsecured indebtedness, will be effectively junior to the Company’s and the Guarantors’ existing and future secured indebtedness (to the extent of the value of the collateral), will rank senior in right of payment to the Company’s and the Guarantors’ existing and future subordinated indebtedness and will be structurally subordinated to the existing and future liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the notes.

Interest and Maturity

The Notes will mature on April 1, 2019.  The Notes will pay interest semi-annually in cash in arrears on April 1 and October 1 of each year, beginning on October 1, 2011.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after April 1, 2015 at the redemption prices specified in the Indenture plus accrued and unpaid interest, if any, to the date of redemption.  In addition, at any time and from time to time prior to

April 1, 2014, the Company may redeem up to 35% of the aggregate principal amount of the Notes using the proceeds of one or more equity offerings at the redemption prices specified in the Indenture.  The Company may also redeem some or all of the Notes at any time prior to April 1, 2015 at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium as described in the Indenture together with accrued and unpaid interest, if any, to the date of redemption.  If the Company sells certain assets or experiences certain kinds of change of control events, in each case as specified in the Indenture, the Company must offer to repurchase the Notes.

Certain Covenants

The Indenture limits the ability of the Company and its restricted subsidiaries to: (1) incur, assume or guarantee additional debt; (2) issue redeemable stock and preferred stock; (3) repurchase capital stock; (4) make other restricted payments, including paying dividends and making investments; (5) create liens without securing the Notes; (6) redeem debt that is junior in right of payment to the Notes; (7) sell or otherwise dispose of assets, including capital stock of subsidiaries; (8) enter into agreements that restrict dividends from subsidiaries; (9) enter into mergers or consolidations; (10) enter into transactions with affiliates; and (11) and enter into new lines of business.  These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

Events of Default

The Indenture provides that each of the following is an Event of Default: (1) a default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, continued for 30 days; (2) a default in the payment of principal of or premium, if any, on any Note when due at its stated maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise; (3) the failure by the Company or any subsidiary guarantor to comply with its obligations relating to mergers and consolidations; (4) the failure by the Company to comply for 30 days after written notice with respect to certain of its obligations under the Indenture; (5) the failure by the Company to comply for 60 days after written notice as provided below with certain other of its obligations contained in the Indenture; (6) certain types of default under mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its restricted subsidiaries; (7) the occurrence of certain events of bankruptcy, insolvency or reorganization of the Company or one of its significant subsidiaries or group of restricted subsidiaries; (8) the failure by the Company or one of its significant subsidiaries or group of restricted subsidiaries to pay final judgments aggregating in excess of $25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; or (9) a subsidiary guarantee of one of the Company’s significant subsidiaries or group or restricted subsidiaries ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding, or any of the Company’s significant subsidiaries or group of restricted subsidiaries denies or disaffirms its obligations under the Indenture or its subsidiary guarantee.  If an Event of Default (other than as described in clause (7)) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  If an Event of Default described in clause (7) occurs and is continuing, all Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or the holders of the Notes.

A copy of the Indenture (which includes, as an exhibit, the form of Note) is filed as Exhibit 4.1 to this to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Indenture in this report is only a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement dated March 16, 2011 (the “Registration Rights Agreement”) with the representatives of the Initial Purchasers.  Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes.  In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee.  The Company and the Guarantors are required to pay additional interest on the Notes if they fail to comply with their obligations to register the Notes within one year from the date the Notes were issued.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Registration Rights Agreement in this report is only a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchasers and their affiliates from time to time have provided other investment banking, commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received and will receive customary fees and commissions, and they may provide these services to the Company and its affiliates in the future, for which they expect to receive customary fees and commissions.  Certain of the Initial Purchasers or their affiliates are lenders and/or agents under the Company’s revolving credit facility and may be holders of the Company’s outstanding 7¾% Senior Notes due 2013.  Additionally, the Company engaged one of the Initial Purchasers in connection with its previously announced tender offer for its 7¾% Senior Notes due 2013.

Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 — Regulation FD Disclosure.

On March 16, 2011, the Company announced the early participation results of its offer to purchase for cash any and all of its 7¾% Senior Notes due 2013.  A copy of the press release announcing the early participation results is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
1.1	Purchase Agreement, dated March 11, 2011, by and among Clayton Williams Energy, Inc., the Initial Guarantors named therein and the Initial Purchasers named therein.
4.1	Indenture, dated March 16, 2011, by and among Clayton Williams Energy, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.
4.2	Registration Rights Agreement, dated as of March 16, 2011, by and among Clayton Williams Energy, Inc., the Guarantors named therein and the Initial Purchasers named therein.
99.1	Press release dated March 16, 2011—Clayton Williams Energy, Inc. Announces Early Participation Results of Cash Tender Offer for its 7¾% Senior Notes due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date: March 17, 2011	By:	/s/ Mel G. Riggs
	Name:	Mel G. Riggs
	Title:	Executive Vice President and Chief Operating Officer

Date: March 17, 2011	By:	/s/ Michael L. Pollard
	Name:	Michael L. Pollard
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Purchase Agreement, dated March 11, 2011, by and among Clayton Williams Energy, Inc., the Initial Guarantors named therein and the Initial Purchasers named therein.
4.1	Indenture, dated March 16, 2011, by and among Clayton Williams Energy, Inc., the Guarantors named therein and Wells Fargo Bank, N.A., as trustee.
4.2	Registration Rights Agreement, dated as of March 16, 2011, by and among Clayton Williams Energy, Inc., the Guarantors named therein and the Initial Purchasers named therein.
99.1	Press release dated March 16, 2011—Clayton Williams Energy, Inc. Announces Early Participation Results of Cash Tender Offer for its 7¾% Senior Notes due 2013.